UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 31, 2009

Vantage Drilling Company

(Exact name of registrant as specified in its charter)

Cayman Islands	1-34094
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Post Oak Boulevard, Suite 610 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

(281) 404-4700

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 31, 2009, Vantage Drilling Company (the “Company”) entered into the Second Amendment to Credit Agreement with the Lenders party thereto, Natixis, as Facility Agent and Collateral Agent for the Lenders, and Natixis, BTMU Capital Corporation, and Fortis Bank S.A./N.V., New York Branch, as Mandated Lead Arrangers and Joint Bookrunners (the “Amendment”). To enable the Company to procure alternative financing for the Aquamarine Driller and the Topaz Driller, the lenders agreed to release their liens on the construction contracts for these jackup rigs in connection with the closing of the alternative financing for the Aquamarine Driller and the Topaz Driller. The Amendment effected further changes to the Credit Agreement to enable the Company to manage, operate, and procure financing for these jackup rigs, and any rigs, vessels, or other assets acquired by the Company after the effective date of the Amendment. To provide the Company with additional short-term liquidity, the lenders also agreed to release certain funds from the Debt Service Reserve Account relating to the Sapphire Driller, on the condition that such amount be repaid upon the earlier to occur of (a) August 24, 2009, or (b) the Company’s receipt of proceeds from an equity or debt offering. The Amendment also requires that all of the excess earnings from the Emerald Driller and the Sapphire Driller remaining after the payment of permitted operating expenses and permitted overhead expenses, be applied to repay the outstanding advances under the Credit Agreement. The Amendment also limits the amount of capital expenditures that the Company can make during any fiscal year for the Emerald Driller and the Sapphire Driller, modifies the Company’s financial reporting obligations, and modifies the dates as of which certain financial covenants become effective. The Amendment also increased the interest rates applicable to advances under the credit facility by increasing the percentages used to determine the “Applicable Margin,” and provides for the payment of additional fees to the lenders.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
Exhibit 10.1	Second Amendment to Credit Agreement dated as of July 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2009

VANTAGE DRILLING COMPANY

/s/ Chris E. Celano
Chris E. Celano,
General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
Exhibit 10.1	Second Amendment to Credit Agreement dated as of July 31, 2009.